Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT
This CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 17th day of May, 2011, by and between TRACT 107, L.L.C., a Texas limited liability company (“Borrower”), whose address is c/o Stratus Properties Inc., 212 Lavaca Boulevard, Suite 300, Austin, Texas 78701, and COMERICA BANK (“Lender”), whose address is 300 W. Sixth Street, Suite 1300, Austin, Texas 78701, Attn: Commercial Real Estate.
ARTICLE I
DEFINITION OF TERMS

1.1Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

Advance: A disbursement by Lender, whether by journal entry, deposit to Borrower's account, check to third party or otherwise of any of the proceeds of the Loan, any insurance proceeds or Borrower's Deposit.
Affidavit of Completion: As defined in Section 5.14 hereof.
Agreement: This Construction Loan Agreement, as the same may from time to time be amended or supplemented.
Allocations: The line items set forth in the Budget for which Advances of Loan proceeds will be made.
Assignment of Leases: The Assignment of Rents and Leases assigning to Lender Borrower's interest in all leases entered into for the Mortgaged Property and all rents and other rights and benefits to which Borrower is entitled under the terms of such leases.
Borrower's Deposit: Such cash amounts as Lender may deem necessary for Borrower to deposit with it in accordance with the provisions of Section 3.4 of this Agreement.
Budget: The budget which is set forth on Exhibit B attached hereto and incorporated herein by reference.
Buildings: The various buildings to be constructed on the Land as a part of the Improvements, and as reflected on the Site Plan, and which shall consist of Buildings A, B, C, D, E, F and G.
Commencement Date: Means (i) for the first Building to be constructed on the Land, February 21, 2011 and (ii) for the last Building to be constructed on the Land (Buildings B, D, E or G), October 31, 2011 (i.e., the last Building to be constructed on the Land must be commenced no later than October 31, 2011).
Commitment Fee: The sum of $136,644.56 to be paid by Borrower to Lender in connection with the Loan.
Completion Date: Means (i) for completion of the shell portion of those Improvements consisting of Buildings A, C and F as shown on the Site Plan, June 30, 2012, and (ii) for completion of the shell portion of those Improvements consisting of Buildings B, D, E and G as shown on the Site Plan, August 31, 2012; provided, however, and notwithstanding the foregoing, any improvements subject to a Tenant Lease shall be completed on or before the date required under such Tenant Lease.
Construction Contract: Collectively, all contracts and agreements entered into between Borrower and Contractor pertaining to the development, construction and completion of the Improvements.
Contractor: Joe Bland Construction, L.P. and Engen Contracting, Inc., together with any other person or entity acceptable to Lender with whom Borrower contracts for the development, construction and completion of the Improvements or any portion thereof.
Debt Coverage Ratio: As defined in Section 5.20 hereof.
Deed of Trust: The Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith pursuant to which Borrower grants a lien and security interest in and to the Mortgaged Property for the benefit of Lender to secure the Loan.
Design Professional: Enviroplan Architect & Planners, Inc. and LJA Engineering & Surveying, Inc., together with any other person or entity acceptable to Lender with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements.
Design Services Contract: Collectively, all contracts and agreements entered into between Borrower and each Design Professional pertaining to the design, development and construction of the Improvements.
Disposition: Any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part, directly or indirectly, of the beneficial ownership interest in Borrower (if Borrower is a corporation, limited liability company, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity); provided, however, a sale of the publicly traded stock of Stratus Properties Inc. shall not constitute a Disposition under the terms of this Agreement.
Draw Request: A request by Borrower to Lender for an Advance in such form and containing such information as Lender may reasonably require.
Environmental Law: Any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Land or Improvements, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99‑499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including the Texas Water Code (“TWC”) § 26.001 et seq.; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477‑7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations.
Event of Default: Any happening or occurrence described in Section 7.1 of this Agreement.
Financing Statement: The financing statement or financing statements (on Standard Form UCC‑1 or otherwise) covering Borrower's personal property, as debtor, and naming Lender, as secured party, in connection with the Loan Documents.

Governmental Authority: Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.
Governmental Requirements: All statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Guarantor or the Mortgaged Property.
Guarantor: Stratus Properties Inc., a Delaware corporation.
Guaranty: That or those instruments of guaranty now or hereafter in effect from Guarantor to Lender guaranteeing the repayment of all or any part of the Loan, the satisfaction of, or continued compliance with, the covenants contained in the Loan Documents, or both.
Hazardous Substance: Any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to Section 26.342(11) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(11) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.
Improvements: That certain shopping center to be constructed containing approximately 92,620 rentable square feet, together with all other amenities, to be constructed on the Mortgaged Property, all as more particularly described in the Plans and Specifications.
Indebtedness: As defined in the Deed of Trust.
Initial Advance: The first Advance to be made at the time Borrower satisfies the conditions set forth in Sections 3.1 and 3.2 of this Agreement.
Inspecting Person: A representative of CD Construction Consulting or another inspecting architect engaged by Lender who will, from time to time, inspect the Improvements for the benefit of Lender.
Land: The real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference upon which the Improvements are to be constructed.
Loan: The loan evidenced by the Note and governed by this Agreement.
Loan Amount: Up to a maximum amount of THIRTEEN MILLION SIX HUNDRED SIXTY-FOUR THOUSAND FOUR HUNDRED FIFTY-SIX AND NO/100 DOLLARS ($13,664,456.00).
Loan Documents: The Note, the Deed of Trust, this Agreement, the Security Agreement, the Financing Statement, the Guaranty, the Assignment of Leases, and any and all other documents now or hereafter executed by the Borrower, Guarantor, or any other person or party in connection with the Loan, the indebtedness evidenced by the Note, or the covenants contained in this Agreement.
Loan Extension: That certain twelve (12) month extension of the Maturity Date (as defined in the Note) of the Loan, provided the conditions of Section 2.9 are satisfied.
Major Leases: Collectively, the Tenant Leases covering a portion of the Mortgaged Property, consisting of (i) the Tenant Lease between Borrower, as lessor, and Alamo Drafthouse, as tenant, covering approximately 33,650 rentable square feet of the Improvements and (ii) the Tenant Lease between Borrower, as lessor, and Austin Diagnostic Clinic, as tenant, covering approximately 13,890 rentable square feet of the Improvements.
Major Tenants: The tenants under the Major Leases, individually or collectively, as the context may require,.
Management Agreement means the written agreement between Borrower and Manager pursuant to which Manager shall manage the Project and which shall be subject to the prior approval of Lender.
Manager means the initial property manager selected by Borrower and approved by Lender, together with any other person or entity with whom Borrower contracts for the management of the Mortgaged Property.
Material Adverse Effect: Any material and adverse effect on (i) the business condition (financial or otherwise), operations, prospects, results of operations, capitalization, liquidity or any properties of the Borrower or Guarantor, taken as a whole, (ii) the value of the Mortgaged Property, (iii) the ability of Borrower or any Guarantor (or if the Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Borrower or such Guarantor) to pay and perform the Indebtedness or any other Obligations, or (iv) the validity, enforceability or binding effect of any of the Loan Documents.
Maturity Date: May 31, 2013, subject to being extended to May 31, 2014 pursuant to and in accordance with the Loan Extension.
Mortgaged Property: Collectively, the Land, the Improvements, and all other collateral covered by the Loan Documents.
Note: The promissory note dated as of even date herewith in the principal sum of the Loan Amount (together with all renewals and extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan.
Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor, or any other person or party to the Loan Documents to Lender, the trustee of the Deed of Trust, or others as set forth in the Loan Documents, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.
Plans and Specifications: The plans and specifications for the development and construction of the Improvements, prepared by Borrower or the Design Professional and approved by Lender as required herein, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval, all amendments and modifications thereof approved in writing by the same, and all other design, engineering or architectural work, test reports, surveys, shop drawings, and related items.
Security Agreement: The Security Agreement shall mean all security agreements, whether contained in the Deed of Trust, a separate security agreement or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions and after‑acquired property) now or hereafter located in or upon the Land or the Improvements, or used or intended to be used in the operation thereof, to secure the Loan.
Site Plan: The site plan for the Improvements as depicted on the site plan on Exhibit A-1 attached hereto and incorporated herein by this reference, and which reflects the location of Buildings A, B, C, D, E, F and G to be constructed on the Land.
Soft Costs: All architectural, engineering, interior and landscape design, legal, consulting and other related fees, taxes on land and improvements, bond and insurance costs, and commitment fees, interest and other financing charges, all as set forth in the Budget.
Special Account: An account established by Borrower with Lender (in which Borrower shall at all times maintain a minimum balance of $1,000.00) into which all Advances made directly to Borrower will be deposited.
Stratus Loan Documents: As defined in the Deed of Trust.
Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Borrower, the lien of which is subordinate and inferior to the lien of the Deed of Trust.
Tenant Leases: All written leases or rental agreements by which Borrower, as landlord, grants to a tenant a leasehold interest in a portion of the leasable space within the Mortgaged Property.
Title Insurance: A Loan Policy of Title Insurance issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Deed of Trust constitutes a valid lien covering the Land and the Improvements, subject only to those exceptions which Lender may approve.
Title Company: The Title Company (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Lender in its sole and absolute discretion.
ARTICLE II
THE LOAN

2.1Agreement to Lend. Lender hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note. No principal amount repaid by Borrower may be reborrowed by Borrower. Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements. After notice to Borrower, Lender may, in Lender's sole discretion, disburse Loan proceeds by journal entry to pay interest and financing costs and, following an uncured Event of Default, disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by Lender by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Lender to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.

2.2Advances. The purposes for which Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the Budget, which Advances shall be limited to the value of the work in place as determined by the Inspecting Person.

2.3Allocations. The Allocations shall be disbursed only for the purposes set forth in the Budget. Lender shall not be obligated to make an Advance for an Allocation set forth in the Budget to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the Budget.

2.4Limitation on Advances. To the extent that Loan proceeds disbursed by Lender pursuant to the Allocations are insufficient to pay all costs required for the acquisition, development, construction and completion of the Mortgaged Property, or to the extent that Loan proceeds available to be disbursed by Lender pursuant to the Allocations are insufficient to pay all remaining costs required for the completion of the Mortgaged Property, Borrower shall pay such excess costs with funds derived from sources other than the Loan prior to any further Advances of the Loan.

2.5Reallocations. Lender reserves the right, at its option, to disburse Loan proceeds allocated to any of the Allocations for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower shall not be entitled to require that Lender reallocate funds among the Allocations.

2.6Contingency Allocations. Any amount allocated in the Budget for “contingencies” or other non‑specific purposes may, in the Lender's discretion after request by Borrower, or upon Lender's own election at any time during the existence of an Event of Default, be disbursed by Lender to pay future contingent costs and expenses of constructing, maintaining, leasing and promoting the Mortgaged Property and such other costs or expenses as Lender shall approve. Under no circumstances shall the Borrower have the right to require Lender to disburse any amounts so allocated and Lender may impose such requirements and conditions as it deems prudent and necessary should it elect to disburse all or any portion of the amounts so allocated.

2.7Withholding. Lender may withhold from an Advance or, on account of subsequently discovered evidence, withhold from a later Advance under this Agreement or require Borrower to repay to Lender the whole or any part of any earlier Advance to such extent as may be necessary to protect the Lender from loss on account of (i) defective work not remedied or requirements of this Agreement not performed, (ii) liens filed or reasonable evidence indicating probable filing of liens which are not bonded, (iii) failure of Borrower to make payments to the Contractor for material or labor, except as is permitted by the Construction Contract, or (iv) a reasonable doubt that the construction of the Improvements can be completed for the balance of the Loan Amount then undisbursed. When all such grounds are removed, payment shall be made of any amount so withheld because of them.

2.8Loan Limitation. It is expressly agreed and understood that, in accordance with the Budget, to the extent an Advance is for construction costs of the Improvements, such Advance, except for the final payment under the Loan, shall not exceed ninety percent (90%) of the actual construction costs to which such Advance relates, except for (i) the final payment under the applicable Construction Contract (i.e., disbursement of Retainage permitted under Section 3.7 of this Agreement), (ii) the work described in that certain Limited Notice to Proceed dated February 9, 2011 with Engen Contracting, Inc., in an amount that does not exceed $373,152.00 (the “LNTP Work”) or (iii) unless otherwise approved in writing by Lender in its sole discretion.

2.9Loan Extension. Provided the following conditions precedent shall have been satisfied, then Borrower shall be entitled to extend the Maturity Date one (1) time by an additional twelve (12) months. The conditions precedent to extension of the Maturity Date for the twelve (12) month period are as follows:

a.Written notice of such extension shall be given by Borrower no sooner than ninety (90) days prior to the original Maturity Date and not later than forty-five (45) days prior to the original Maturity Date; and, with such notice, Borrower shall pay to the Lender, in cash, an extension fee in an amount equal to one-fourth of one percent (.25%) of the then outstanding commitment (i.e., the outstanding principal balance of the Loan plus any unfunded portion of the Loan) for the extension;

b.The Improvements shall have been completed in substantial accordance with the Plans and Specifications and within the Budget, and a final certificate of occupancy shall have been issued for the shell portion of the Improvements and for any portion of the Improvements occupied by any tenants then in possession;

c.The Major Tenants shall be in occupancy under their respective Tenant Leases and open for business to the public (or a replacement tenant acceptable to Lender in its sole discretion shall be in occupancy under the space in the Mortgaged Property formerly leased by the Major Tenants and open for business to the public), and Lender shall have received evidence reasonably acceptable to Lender that none of the Major Tenants are in bankruptcy or in default under their respective Tenant Leases.

d.No Event of Default, or any event, circumstance or action of which the Borrower is aware (by notice from Lender or otherwise) and with the passage of time or failure to cure would give rise to an Event of Default, has occurred and is then existing;

e.No event, claim, liability or circumstance shall have occurred which, in the Lender's determination, could be expected to have or have had a Material Adverse Effect;

f.Written evidence being provided by Borrower and reasonably satisfactory to the Lender indicating that the Debt Coverage Ratio calculated for the three (3) month Calendar Period (as defined in Section 5.20 below) ending on the last day of the month prior to the month in which the then term of the Loan expires (absent extension pursuant to this Section 2.9) shall be not less than 1.35:1.0 of the then outstanding Indebtedness; or Borrower shall have prepaid the Curative Amount pursuant to Section 5.20(d) below necessary to achieve a 1.35:1.0 Debt Coverage Ratio or pledged adequate liquid collateral pursuant to Section 5.20(e) below; and

g.Lender shall have received a new appraisal or an updated appraisal of the Mortgaged Property, at Borrower's expense, dated within ninety (90) days of the original Maturity Date, prepared by an appraiser acceptable to Lender and based upon such standards as Lender may require, which appraisal shall confirm that the amount of the Loan (including any amounts which Lender has not yet disbursed under this Agreement but which remain subject to disbursement hereunder) is not more than sixty percent (60%) of the fair market, as-stabilized value of the Mortgaged Property.

2.10Staging of Construction. As of the date of this Agreement, Borrower has commenced the construction of Buildings A, C and F on the Land, but has not commenced construction of Buildings B, D, E and G as shown on the Site Plan. Prior to commencing any work on any of Buildings B, D, E and G, Borrower shall with respect to each such Building: (i) cause the Design Professional to prepare and complete the Plans and Specifications for such Building and submit them to Lender and the Inspecting Person for review and approval, (ii) submit to Lender a Construction Contract with a Contractor acceptable to Lender and a Design Services Contract with a Design Professional acceptable to Lender (or an amendment to an existing Construction Contract and/or Design Services Contract, as the case may be, which shall provide for the construction of the applicable Building and preparation of Plans and Specifications therefor) for Lender's review and approval, (iii) if the Building in question is to be constructed pursuant to a new Construction Contract, Borrower and such Contractor shall execute an Assignment of Rights under Construction Contract and Subordination Agreement in favor of Lender, in the same form as previously provided by the existing Contractors, (iv) if the Plans and Specifications for such Building are to be prepared pursuant to a new Design Services Contract, Borrower and the applicable Design Professional preparing such Plans and Specifications shall execute an Assignment of Architect's Plans and Specifications and Consent in favor of Lender, in the same form as previously provided by the existing Design Professionals, and (v) Borrower shall provide any permits required for the construction of the Building in question as required by Section 3.1(i)(11) below. Borrower shall submit to Lender all of the items required under clauses (i) through (iv) of the immediately preceding sentence, and such items shall be acceptable to Lender, as a condition to Lender funding any Advances for the construction of any such Buildings, which conditions are in addition to any other conditions set forth in Article III of this Agreement. In the event that Borrower does not satisfy the items required under clauses (i) through (iv) above and commence construction of a Building prior to the Commencement Date for such Building (i.e., by October 31, 2011), then Lender shall have the right to terminate its commitment to fund any Advances for such Building, and Lender shall not be obligated to fund any Advances for such Building.

ARTICLE III
ADVANCES

3.1Conditions to Initial Advance. The obligation of Lender to make the Initial Advance hereunder and the first Advance after the closing of the Loan is subject to the prior or simultaneous occurrence of each of the following conditions:

(a)Lender shall have received from Borrower all of the Loan Documents duly executed by Borrower and, if applicable, by Guarantor.

(b)Lender shall have received certified copies of resolutions of Borrower, if Borrower is a corporation or limited liability company, or a certified copy of a consent of partners, if Borrower is a partnership, authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Lender may reasonably require to evidence Borrower's authority.

(c)Lender shall have received true copies of all organization documents of Borrower, including all amendments or supplements thereto, along with such certificates or other documents as Lender may reasonably require to evidence Borrower's authority.

(d)Lender shall have received evidence that the Mortgaged Property is not located within any designated flood plain or special flood hazard area; or evidence that Borrower has applied for and received flood insurance covering the Mortgaged Property in the amount of the Loan or the maximum coverage available to Lender.

(e)Lender shall have received evidence of compliance with all Governmental Requirements.

(f)Lender shall have received a full‑size, single sheet copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Governmental Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Mortgaged Property.

(g)Lender shall have received policies of all‑risk builder's risk insurance (non‑reporting form) for the construction of the Improvements, owner's and contractor's liability insurance, workers' compensation insurance, and such other insurance as Lender may reasonably require, with standard endorsements attached naming Lender as the insured mortgagee or additional insured, whichever is applicable, such policies to be in form and content and issued by companies reasonably satisfactory to Lender, with copies, or certificates thereof, being delivered to Lender.

(h)Lender shall have received the Title Insurance, at the sole expense of Borrower.

(i)Lender shall have received from Borrower such other instruments, evidence and certificates as Lender may reasonably require, including the items indicated below:

(1)Evidence that all the streets furnishing access to the Mortgaged Property have been or will be completed and dedicated to public use and accepted by applicable Governmental Authorities.

(2)A current survey of the Land prepared by a registered surveyor or engineer and certified to Lender, Borrower and the Title Company, in form and substance reasonably acceptable to Lender, showing all easements, building or setback lines, rights‑of‑way and dedications affecting said land and showing no state of facts objectionable to Lender.

(3)Evidence reasonably satisfactory to Lender showing the availability of all necessary utilities at the boundary lines of the Land (except as disclosed to Lender, and provided that in any event the Plans and Specifications provide that all such utilities will be available to the Land upon construction of the improvements contemplated thereby), including sanitary and storm sewer facilities, potable water, telephone, electricity, gas, and municipal services.

(4)Evidence that the current and proposed use of the Mortgaged Property and the construction of the Improvements complies with all Governmental Requirements.

(5)An opinion of counsel for Borrower, which counsel shall be satisfactory to Lender, to the effect that (i) Borrower possesses full power and authority to own the Mortgaged Property, to construct the Improvements and to perform Borrower's obligations hereunder; (ii) the Loan Documents have been duly authorized, executed and delivered by Borrower and, where required, by Guarantor, and constitute the valid and binding obligations of Borrower and Guarantor, not subject to any defense based upon usury, capacity of Borrower or otherwise; (iii) the Loan Documents are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, and except that certain remedial provisions thereof may be limited by the laws of the State of Texas; (iv) to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor or the Mortgaged Property, or involving the priority, validity or enforceability of the liens or security interests arising out of the Loan

Documents, at law or in equity, or before or by any Governmental Authority, except actions, suits or proceedings fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable in respect to the Loan as represented by the Note; (v) to the knowledge of such counsel, neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority of which such counsel has knowledge; (vi) to the knowledge of such counsel, the consummation of the transactions hereby contemplated and the performance of this Agreement and the execution and delivery of the Guaranty will not violate or contravene any provision of any instrument creating or governing the business operations of Borrower or Guarantor and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument to which Borrower or any Guarantor is a party or by which Borrower, Guarantor or the Mortgaged Property may be bound or affected; and (vii) such other matters as Lender may reasonably request.

(6)A cost breakdown satisfactory to Lender showing the total costs, including, but not limited to, such related nonconstruction items as interest during construction, commitment, legal, design professional and real estate agents' fees, plus the amount of the Land cost and direct construction costs required to be paid to satisfactorily complete the Improvements, free and clear of liens or claims for liens for material supplied and for labor services performed.

(7)Original or a copy of each Construction Contract for any Improvements then under construction.

(8)Original or a copy of each fully executed Design Services Contract for any Improvements then under construction.

(9)Waiver of lien or lien subordination agreement(s) for the prior month's draw request executed by each Contractor and by each contractor, laborer and suppliers furnishing labor or materials to the Mortgaged Property, in a form acceptable to Lender, together with Borrower's affidavit to Lender that all changes and expenses incurred to date for the Mortgaged Property have been paid in full.

(10)A copy of the Plans and Specifications for the Improvements then under construction.

(11)Building permit(s), grading permit(s) and all other permits required with respect to the construction of the Improvements prior to construction of work requiring the same; accordingly, it is not a requirement for an Advance to have a permit that is not then required for the construction of Improvements then in progress; however, with respect to an Advance requested for any particular Building, Borrower must have a building permit for such Building, together with any other items required by Section 2.10 hereof, as a condition to Lender's obligation to fund any Loan proceeds for that Building.

(12)Evidence that all applicable zoning ordinances and restrictive covenants affecting the Land permit the use for which the Improvements are intended and have been or will be complied with.

(13)Evidence of payment of required sums for insurance, taxes, expenses, charges and fees customarily required or recommended by Lender or any Governmental Authority, corporation, or person guaranteeing, insuring or purchasing, committing to guaranty, insure, purchase or refinance the Loan or any portion thereof.

(14)A current financial statement of Guarantor certified by said Guarantor.

(15)A Guaranty executed by the Guarantor.

(16)A schedule of construction progress for the Improvements with the anticipated commencement and completion dates of each Building and the anticipated date and amounts of each Advance for the same.

(17)Copies of all agreements entered into by Borrower or its operating partner pertaining to the development, construction and completion of the Improvements or pertaining to materials to be used in connection therewith, together with a schedule of anticipated dates and amounts of each Advance for the same.

(18)Environmental site assessment report with respect to the Mortgaged Property prepared by a firm of engineers approved by Lender, which report shall be satisfactory in form and substance to Lender, certifying that there is no evidence that any Hazardous Substance have been generated, treated, stored or disposed of on any of the Mortgaged Property and none exists on, under or at the Mortgaged Property.

(19)A soils and geological report covering the Land issued by a laboratory approved by Lender, which report shall be satisfactory in form and substance to Lender, and shall include a summary of soils test borings.

(20)Such other instruments, evidence or certificates as Lender may reasonably request.

(j)Lender shall have ordered and received, at Borrower's expense, an appraisal of the Mortgaged Property, prepared by an appraiser acceptable to Lender and presented and based upon such standards as may be required by Lender.

(k)Lender shall have received payment of the Commitment Fee.

(l)Borrower shall have furnished evidence to Lender that it has contributed cash equity and/or the Land (at its fair market value) of an amount not less than $6,899,470 in the aggregate.

3.2Conditions to Advances. The obligation of Lender to make each Advance hereunder, including the Initial Advance, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:

(a)The conditions to the Initial Advance shall have been satisfied.

(b)No Event of Default shall have occurred and then be continuing under this Agreement or any of the other Loan Documents.

(c)The Loan Documents shall be and remain outstanding and enforceable in all material respects in accordance with their terms, all as required hereunder.

(d)Lender shall have received a title report dated within two (2) days of the requested Advance from the Title Company showing no state of facts objectionable to Lender, including, but not limited to, a showing that title to the Land is vested in Borrower and that no claim for mechanics' or materialmen's liens has been filed against the Mortgaged Property.

(e)A monthly construction status report for the Improvements shall be prepared and submitted by Borrower to Lender on or before the tenth (10th) day of each month, commencing upon commencement of construction of the Improvements and continuing for each month thereafter until completion of the Improvements.

(f)Completion of any inspections required by Lender with respect to any work performed since the date of the last Advance.

(g)The representations and warranties made by Borrower, as contained in this Agreement and in all other Loan Documents shall be true and correct as of the date of each Advance; and if requested by Lender, Borrower shall give to Lender a certificate to that effect.

(h)The covenants made by Borrower to Lender, as contained in this Agreement and in all other Loan Documents shall have been fully complied with, except to the extent such compliance may be limited by the passage of time or the completion of construction of the Improvements.

(i)Lender shall have received (i) a fully executed copy of each Construction Contract then in effect or copy thereof (to be dated after the date of recordation of that certain Deed of Trust, Security Agreement and Assignment of Rents and Leases dated February 3, 2011 and recorded under Document No. 2011018885 of the Official Public Records of Travis County, Texas); (ii) a report of any changes, replacements, substitutions, additions or other modification in the list of contractors, subcontractors and materialmen involved or expected to be involved in the construction of the Improvements; and (iii) all permits required under Section 3.1(i)(11) above for Improvements then under construction.

(j)Except in connection with the Initial Advance, Lender shall have received from Borrower a Draw Request for such Advance, completed, executed and sworn to by Borrower and Contractor, with the Inspecting Person's approval noted thereon, stating that the requested amount does not exceed ninety percent (90%) of the then unpaid cost of construction of the Improvements since the last certificate furnished hereunder (except with regard to the LNTP Work); that said construction was performed in accordance with the Plans and Specifications in all material respects; and that, in the opinion of Borrower, the applicable Contractor and the applicable Design Professional, construction of the Improvements can be completed on or before the Completion Date for an additional cost not in excess of the amount then available under the Loan. To the extent approved by Lender and included in the Budget, such expenses will be paid from the proceeds of the Loan.

(k)Except in connection with the Initial Advance, Borrower shall have furnished to Lender, from each contractor, subcontractor and materialman, including each Contractor, an invoice, lien waiver and such other instruments and documents as Lender may from time to time specify, in form and content, and containing such certifications, approvals and other data and information, as Lender may reasonably require. The invoice, lien waiver and other documents shall cover and be based upon work actually completed or materials actually furnished and paid under a prior application for payment. The lien waiver for the prior month's draws of each contractor, subcontractor and materialman shall, if required by Lender, be received by Lender simultaneously with the making of any Advance hereunder for the benefit of such contractor, subcontractor or materialman.

(l)There shall exist no default or breach by any obligated party (other than Lender) under the Loan Documents.

(m)The Improvements shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any part of the Mortgaged Property be subject to condemnation proceedings or negotiations for sale in lieu thereof.

(n)All work typically done at the stage of construction when the Advance is requested shall have been done, and all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction shall have been furnished or installed.

(o)All personal property not yet incorporated into the Improvements but which is to be paid for out of such Advance, must then be located upon the Land, secured in a method acceptable to Lender, and Lender shall have received evidence thereof, or if stored off-site, must be stored in a secured area and must be available for inspection by the Inspecting Person. Any materials stored off-site shall be stored in a third-party bonded warehouse acceptable to Lender, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be used in the construction of the Improvements; provided, further, (i) Borrower shall give Lender prior notice of the off-site storage of any materials and (ii) any materials stored must be incorporated within 45 days after receipt of Loan proceeds from Lender to pay for such materials, unless such date is extended in writing by Lender.

(p)Borrower shall have complied with all reasonable requirements of the Inspecting Person to insure compliance with the Plans and Specifications and all requirements of the Governmental Authorities.

(q)Except in connection with the Initial Advance, if the Improvements are being built for any party under a purchase or construction contract, then Lender at its election may require the approval of such purchaser before making any additional Advance.

(r)Borrower shall have fully completed (to the extent applicable), signed, notarized and delivered to Lender the Draw Request Form.

(s)If any portion of the Improvements are being built for a specific lessee, the approval by such lessee of the construction thereof with respect to the applicable portion of the Improvements subject to such Tenant Lease shall, to the extent contemplated by such Tenant Lease, be obtained and furnished to Lender, upon request therefor by Lender.

(t)if (1) the Loan is not “in balance” as provided in Section 3.4 (i.e., the unfunded Loan proceeds and any portion of the Borrower's equity not yet expended are not sufficient to complete construction of the Improvements in accordance with the Plans and Specifications and pay for all costs of construction in connection therewith), (2) Borrower has not made any required Borrower's Deposit with Lender within the time period required under Section 3.4 or (3) if Borrower shall not have collaterally assigned any Borrower's Deposit furnished to put the Loan in balance by executing an assignment satisfactory to Lender.

(u)Borrower shall have funded all Borrower equity requirements indicated on the Budget.

(v)Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be obligated to fund more than $1,000,000 of Loan proceeds in the aggregate under this Agreement until such time as Borrower has furnished to Lender evidence acceptable to Lender that Borrower has entered into Tenant Leases covering at least sixty percent (60%) of the rentable area of the Improvements.

3.3Advance Not A Waiver. No Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

3.4Borrower's Deposit. If at any time after Borrower has met its funding requirements under Section 3.1(l) above with respect to its required cash equity, Lender shall in its sole discretion deem that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing construction of the Improvements, plus any and all Soft Costs for the Improvements, Lender may refuse to make any additional Advances to Borrower hereunder until Borrower shall have deposited with Lender sufficient additional funds (“Borrower's Deposit”) to cover the deficiency which Lender deems to exist. Such Borrower's Deposit will be disbursed by Lender to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Loan being made hereunder prior to any further Advances of the Loan proceeds. Borrower agrees upon fifteen (15) days written demand by Lender to deposit with Lender such Borrower's Deposit. Lender agrees that the Borrower's Deposit shall be placed in an interest-bearing account. Borrower hereby grants a security interest to Lender in and to the Borrower's Deposit and such account, and agrees that at any time during the existing of an Event of Default, Lender shall have the right to offset any Borrower's Deposit against the Indebtedness then outstanding, in addition to any and all other remedies provided under this Agreement and the other Loan Documents or otherwise available at law or in equity.

3.5Advance Not An Approval. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of the work theretofore done. Lender shall have no obligation to make any Advance or part thereof after the happening of any Event of Default, but shall have the right and option so to do; provided that if Lender elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loan, or any part thereof, or an obligation to make any other Advance.

3.6Time and Place of Advances. All Advances are to be made at the office of Lender, or at such other place as Lender may designate; and Lender shall require five (5) days prior notice in writing before the making of any such Advance. Lender shall not be obligated to undertake any Advance hereunder more than once in any 30‑day period. Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Special Account. In the event Borrower shall part with or be in any manner whatever deprived of Borrower's interests in the Land, Lender may, at Lender's option but without any obligation to do so, continue to make Advances under this Agreement, and subject to all its terms and conditions, to such person or persons as may succeed to Borrower's title and interest and all sums so disbursed shall be deemed Advances under this Agreement and secured by the Deed of Trust and all other liens or security interests securing the Loan.

3.7Retainage. An amount equal to ten percent (10%) of the cost of construction of the

Improvements (“Retainage”) shall be retained by Lender (except with regard to the LNTP Work) and shall be paid over by Lender to Borrower, provided that no lien claims are then filed against the Mortgaged Property, when all of the following have occurred to the satisfaction of Lender with respect to those Improvements covered by a Construction Contract:

(a)Lender has received a completion certificate prepared by the Inspecting Person and executed by Borrower and the Design Professional stating that the Improvements have been completed in accordance with the Plans and Specifications, together with such other evidence that no mechanics or materialmen's liens or other encumbrances have been filed and remain in effect against the Mortgaged Property which have not been bonded to Lender's satisfaction and that all offsite utilities and streets, if any, have been completed to the satisfaction of Lender and any applicable Governmental Authority;

(b)each applicable Governmental Authority shall have duly inspected and approved the Improvements and issued the appropriate permit, license or certificate to evidence such approval;

(c)thirty (30) days shall have elapsed from the later of (i) the date of completion of the Improvements, as specified in Texas Property Code §53.106, if the Affidavit of Completion provided for in this Agreement is filed within ten (10) days after such date of completion, or (ii) the date of filing of such Affidavit of Completion if such Affidavit of Completion is filed ten (10) days or more after the date of the completion of the Improvements as specified in Texas Property Code §53.106;

(d)receipt by Lender of an as-built ALTA survey of the Mortgaged Property, in form reasonably acceptable to Lender; and

(e)receipt by Lender of evidence satisfactory to Lender that payment in full has been made for all obligations incurred in connection with the construction and completion of all off‑site utilities and improvements (if any) as required by Lender or any Governmental Authority.

Notwithstanding the foregoing, Lender will disburse to Borrower the Retainage withheld by Lender with respect to a particular Construction Contract upon completion of all work under such Contract, so that Borrower may pay all remaining amounts owed under such Construction Contract, upon the satisfaction of all of the following conditions: (i) all materials to be supplied and all work required to be performed or constructed under such Construction Contract have been completed in accordance with the Construction Contract and the applicable Plans and Specifications, (ii) the Inspecting Person has inspected and approved the completion of such work, (iii) Borrower has provided to Lender full and complete lien releases and waivers from the applicable Contractor and any subcontractors, materialmen and suppliers under such Construction Contract as required by Lender, in form and substance acceptable to Lender, (iv) at least thirty (30) days has elapsed after the completion of all work under the Construction Contract and (v) no Event of Default is then existing.
3.8No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such persons or entities against Borrower. Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor and any of Borrower's other contractors or subcontractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Lender of a third‑party beneficiary status of any such person or entity.

3.9Interest Reserve. The amount of the Loan was determined on the basis of the Borrower's projection of the interest that will accrue on the disbursed principal of the Note during the construction and lease-up phase of the Loan, which interest has been estimated not to exceed $1,588,194 (such amount being referred to as the “Interest Reserve”). Subject to the conditions to funding Advances set forth in this Agreement, Lender will disburse on the fifth (5th) day of each calendar month a portion of the Loan sufficient to pay accrued interest then due and payable on the Note during the construction phase, and the amount thereof shall increase the principal of the Note and shall reduce the balance of the Interest Reserve. Under no circumstances shall any undisbursed proceeds of the Loan be disbursed to pay accrued interest thereon during the construction phase upon depletion of the balance of the Interest Reserve. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon during the construction phase, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower.

3.10Additional Expenditures by Lender. Borrower agrees that all sums paid or expended by Lender under the terms of this Agreement in excess of the amount of the Loan shall be considered to be an additional loan to Borrower and the repayment thereof, together with interest thereon at the Default Rate (as defined in the Note), from the date of demand by Lender until the date paid, shall be secured by the Deed of Trust and the other Loan Documents and shall be immediately due and payable within ten (10) days of written notice to Borrower, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Lender to make such advances. In addition to the foregoing, if Borrower fails to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement or any other Loan Document, Lender may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate and shall be part of the Indebtedness secured by the Deed of Trust, and Lender upon making any such payment shall be subrogated to all rights of the person, corporation or body politic receiving such payment. Lender will endeavor to promptly notify Borrower of such amounts paid by Lender hereunder, but Lender's failure to do so shall not create or give rise to any liability on Lender's part or impair or affect any of Lender's rights and remedies under this Agreement or any of the other Loan Documents.

ARTICLE IV
WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows:
4.1Plans and Specifications. The Plans and Specifications for the Improvements are satisfactory to Borrower, are in compliance with all Governmental Requirements in all material respects and, to the extent required by Governmental Requirements or any effective restrictive covenant, have been approved by each Governmental Authority (or will timely be approved by the applicable Governmental Authority when required for construction) and/or by the beneficiaries of any such restrictive covenant affecting the Mortgaged Property.

4.2Governmental Requirements. No violation of any Governmental Requirements exists or will exist with respect to the Mortgaged Property and neither the Borrower nor the Guarantor is, nor will either be, in default with respect to any Governmental Requirements.

4.3Utility Services. All utility services of sufficient size and capacity necessary for the construction of the Improvements and the use thereof for their intended purposes are available (or will be available upon completion of construction of any offsite utility lines contemplated by the Plans and Specifications) at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric and telephone facilities.

4.4Access. All roads necessary for the full utilization of the Improvements for their intended purposes either have been completed and dedicated to the public use and accepted by the appropriate Governmental Authority, or will be completed and dedicated to the public and accepted by the appropriate Governmental Authority in connection with the construction of the Improvements, as contemplated by the Plans and Specifications.

4.5Financial Statements. Each financial statement of Borrower and Guarantor delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with general accepted accounting principles, or other good accounting principles approved by Lender in writing, applied on a basis consistent with that of previous statements and completely and accurately disclose the financial condition of Borrower and Guarantor (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in either Borrower's or Guarantor's financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantor delivered to Lender.

4.6Statements. No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date hereof.

4.7Disclaimer of Permanent Financing. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with any permanent financing except as expressly set forth herein.

ARTICLE V
COVENANTS OF BORROWER

Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Deed of Trust shall have been released, as follows:
5.1Commencement and Completion. Borrower will cause the construction of the Improvements to commence by the Commencement Date and to be prosecuted with diligence and continuity and will complete the same in all material respects in accordance with the Plans and Specifications for the Improvements on or before the Completion Date and within the Budget (subject to any increases in the Budget funded by additional equity contributed by Borrower or Guarantor), free and clear of liens or claims for liens for material supplied and for labor services performed in connection with the construction of the Improvements. Notwithstanding anything to the contrary contained in this Agreement, if Borrower has not commenced construction of a particular Building and satisfied the conditions in Section 2.10 with respect to such Building by the applicable Commencement Date for such Building, then Lender shall not have any obligation to fund any Advances for such Building.

5.2No Changes. Borrower will not amend, alter or change (pursuant to change order, amendment or otherwise) the Plans and Specifications for the Improvements unless the same shall have been approved in advance in writing by Lender, by all applicable Governmental Authorities; provided, however, Borrower shall have the right to approve change orders without Lender's consent which do not individually exceed $25,000.00, or in the aggregate exceed $100,000.00 for the Improvements.

5.3Advances. Borrower will receive the Advances and will hold same as a trust fund for the purpose of paying the cost of construction of the Improvements and related nonconstruction costs related to the Mortgaged Property as provided for herein. Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.

5.4Lender's Expenses. Borrower will reimburse Lender for all out‑of‑pocket expenses of Lender, including reasonable attorneys' fees, incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents.

5.5Surveys. Borrower will furnish Lender at Borrower's expense (i) a foundation survey and (ii) an as‑built survey, each prepared by a registered engineer or surveyor acceptable to Lender, showing the locations of the Improvements, and certifying that same are entirely within the property lines of Land, do not encroach upon any easement, setback or building line or restrictions, are placed in accordance with the Plans and Specifications, all Governmental Requirements and all restrictive covenants affecting the Land and/or the Improvements, and showing no state of facts objectionable to Lender. All surveys shall be in form and substance and from a registered public surveyor acceptable to Lender.

5.6Defects and Variances. Borrower will, upon demand of Lender and at Borrower's sole expense, correct any structural defect in the Improvements or any variance from the Plans and Specifications for the Improvements (except for those for which Lender's approval is not required under Section 5.2 above) which is not approved in writing by Lender.

5.7Estoppel Certificates. Borrower will deliver to Lender, promptly after request therefor, estoppel certificates or written statements, duly acknowledged, stating the amount that has then been advanced to Borrower under this Agreement, the amount due on the Note, and whether any known offsets or defenses exist against the Note or any of the other Loan Documents.

5.8Inspecting Person. Borrower will pay the fees and expenses of, and cooperate, with the Inspecting Person and will cause the Design Professional, the Contractor, each contractor and subcontractor and the employees of each of them to cooperate with the Inspecting Person and, upon request, will furnish the Inspecting Person whatever the Inspecting Person may consider necessary or useful in connection with the performance of the Inspecting Person's duties. Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, Plans and Specifications and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between such person and Borrower (if applicable). Borrower will permit Lender, the Inspecting Person and their representative to enter the Mortgaged Property for the purposes of inspecting same. Borrower acknowledges that the duties of the Inspecting Person run solely to Lender and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower's or Contractor's agents, employees, contractors or subcontractors.

5.9BROKERS. BORROWER WILL INDEMNIFY LENDER FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY TO THE EXTENT SUCH BROKER WAS CONTACTED OR HIRED BY BORROWER OR EITHER OF ITS JOINT VENTURERS.

5.10Personalty and Fixtures. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Deed of Trust or to the security interest of the Security Agreement.

5.11Compliance with Governmental Requirements. Borrower will comply promptly with all Governmental Requirements.

5.12Compliance with Restrictive Covenants. Borrower will comply with all restrictive covenants, if any, affecting the Mortgaged Property. Construction of the Improvements will be performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines in accordance with all Governmental Requirements and the Plans and Specifications. There are, and will be, no structural defects in the Improvements.

5.13Intentionally Omitted.

5.14Affidavit of Completion. Borrower, within ten (10) days after construction of the Improvements has been completed, shall file in the appropriate records in the county in which the Land is situated an Affidavit of Completion (“Affidavit of Completion”) in the form of Exhibit D attached hereto and incorporated herein by this reference.

5.15Payment of Expenses. Borrower shall pay or reimburse to Lender all out‑of‑pocket costs and expenses relating to the Mortgaged Property and for which an Advance is made, including (without limitation), title insurance and examination charges, survey costs, insurance premiums, filing and recording fees, and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.

5.16Notices Received. Borrower will promptly deliver to Lender a true and correct copy of all notices received by Borrower from any person or entity with respect to Borrower, Guarantor, the Mortgaged Property, or any or all of them, which in any way relates to or affects the Loan or the Mortgaged Property.

5.17Advertising by Lender. Borrower agrees that during the term of the Loan, Borrower shall erect and thereafter shall maintain on the Mortgaged Property one or more advertising signs furnished by Lender indicating that the financing for the Mortgaged Property has been furnished by Lender.

5.18Approval to Lease Required. Except as provided herein, Borrower will obtain the prior written consent of Lender, which consent shall be granted or denied in Lender's sole discretion, as to any Tenant Lease proposed to be entered into by Borrower for space in the Improvements and will not thereafter materially modify any Tenant Lease as to the rental rate, term or any credit enhancement issue without Lender's prior consent. Lender agrees that it will respond to any request for review of a Tenant Lease, or change thereto, within ten (10) days of receipt of a written request from Borrower. Lender's consent shall not be required for any Tenant Lease which (i) covers less than 5,000 rentable square feet, (ii) is substantially on the standard form of lease approved by Lender, (iii) has a minimum lease term of five (5) years, (iv) provides for an average rental rate of not less than $22.00 per rentable square foot (taking into consideration all other executed Tenant Leases), and in any event a rental rate in excess of $24.00 per rentable square foot for each Tenant Lease executed after the date of this Agreement and (v) a tenant finish allowance not to exceed an average of $44.00 per rentable square foot for all Tenant Leases. Borrower agrees to submit to each tenant in connection with a proposed Tenant Lease covering 5,000 rentable square feet or more of the Improvements the Lender's required form of Subordination, Non‑Disturbance and Attornment Agreement (the “SNDA”), substantially in the form attached hereto as Exhibit E.

5.19Statements and Reports. Borrower agrees to deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a)Annual, audited financial statements of Borrower, each general partner of Borrower and Guarantor within ninety (90) days after the end of each calendar year, commencing in the calendar year 2010 with respect to Guarantor and the calendar year 2011 with respect to Borrower, prepared and certified to by Guarantor and, in the case of Borrower, the chief financial officer of the general partner of Borrower;

(b)Monthly marketing reports with detailed information as to leasing activities shall be provided Lender on or before the fifteenth (15th) day of the following month;

(c)Copies of all state and federal tax returns prepared with respect to Borrower, Guarantor and the general partner of Borrower within ten (10) days of such returns being filed with the Internal Revenue Service or applicable state authority;

(d)Copies of extension requests or similar documents with respect to federal or state income tax filings for Borrower, each Guarantor and the general partner of Borrower within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority;

(e)Annual operating statements with respect to the Mortgaged Property within ninety (90) days after the end of each calendar year, prepared in such form and detail as Lender may require and certified to by the chief financial officer of the general partner of Borrower;

(f)Monthly operating statements and a rent roll with respect to the Improvements, within thirty (30) days after the end of each calendar month, commencing at such time as any tenants occupy their leased space in the Mortgaged Property and commence paying rent (estimated to be December, 2011), prepared in such form and detail as Lender may reasonably require and in accordance with generally accepted accounting principles and certified to by the chief financial officer of the general partner of Borrower; and

(g)Such other financial statements and reports required to be delivered to Lender for Guarantor as set forth in the Guaranty.

(h)Such other reports and statements as Lender may reasonably require from time to time.

5.20Debt Coverage. If, at any time after the commencement of the Loan Extension, the Borrower should maintain with respect to the Mortgaged Property a Debt Coverage Ratio (hereinafter defined) of less than 1.35:1.0, then Borrower must partially prepay the Note to the extent of the Curative Amount (hereinafter defined).

(a)Calculation. The Debt Coverage Ratio calculation shall be undertaken for each three (3) month calendar period (the “Calendar Period”). The term “Debt Coverage Ratio” means Net Operating Income (hereinafter defined) for a Calendar Period divided by Debt Service Requirements (hereinafter defined) with respect to such same Calendar Period. Borrower shall provide written evidence and documents to Lender indicating the calculations and backup information for the Debt Coverage Ratio for each Calendar Period within fifteen (15) days after the expiration of each such Calendar Period. The Lender shall be entitled to request and require such backup documentation, including but not limited to certified financial information, as may be reasonably required by the Lender in order to satisfy itself as to the correct calculation of the Debt Coverage Ratio for any Calendar Period.

(b)Debt Service Requirements. For Calendar Periods occurring from and after Loan Extension (and in connection with the calculation of the Debt Coverage Ratio for purposes of determining whether Borrower qualifies for the Loan Extension), the term “Debt Service Requirements” shall mean all principal and interest payments with respect to the Loan which would be owing during such Calendar Period, based upon a hypothetical payment schedule calculated using the outstanding balance of the Note at Loan Extension, based upon a level‑payment mortgage amortization schedule of thirty (30) years and utilizing an interest rate which is the greater of: (i) two hundred (200) basis points over the ten (10) year Treasury Index, or (ii) seven percent (7.0%). As used herein, “Treasury Index” means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable business day, in Federal Reserve statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

(c)Net Operating Income. The term “Net Operating Income” shall mean, for each applicable Calendar Period, the Gross Income less Operating Expenses, determined on a cash basis of accounting except as otherwise provided herein. As used herein, the following terms shall have the respective meanings set forth below.

(1)Gross Income. The term “Gross Income” for each Calendar Period shall mean rentals, revenues and other cash forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing and occupancy of the Mortgaged Property, determined on a cash basis (except as specified herein), including, but not limited to, the following:

(i)rents by any lessees or tenants of the Mortgaged Property actually in occupancy;

(ii)rents and receipts received by or for the benefit of Borrower with respect to the full or partial reimbursement of Operating Expenses from any lessee or tenant of the Mortgaged Property;

(iii)installments of proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the

Mortgaged Property calculated on an accrual basis;

(iv)any other fees or rents collected by, for or on behalf of Borrower with respect to the leasing and operation of the Mortgaged Property;

(v)any refunds of deposits for obtaining, using or maintaining utility services for all or any portion of the Mortgaged Property;

(vi)interest, if any, earned by Borrower on security and other type deposits of and advance rentals paid by, any lessees or tenants of the Mortgaged Property; and

(vii)the amount of any security and other type deposits and advance rentals relating to the Mortgaged Property which have been forfeited.

Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited; (ii) the proceeds of any financing or refinancing with respect to all or any part of the Mortgaged Property; (iii) the proceeds of any sale or other capital transaction (excluding Tenant Leases for occupancy purposes only) of all or any portion of the Mortgaged Property; (iv) any insurance or condemnation proceeds paid with respect to the Mortgaged Property, except for rental loss or business interruption insurance; and (v) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Deed of Trust or the other Loan Documents; provided, however, nothing set forth herein shall in any manner imply the Lender's consent to a sale, refinancing or other capital transaction.
(2)Operating Expenses. The term “Operating Expenses” shall mean the greater of (a) the pro‑forma expenses (as assumed in the Appraisal obtained by Lender in connection with the Loan) allocable to the applicable period which shall be not less than $8.55 per square foot for the Improvements (inclusive of the management fee), or (b) those amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the Mortgaged Property, determined on a cash basis, except as otherwise specified herein, including, but not limited to, any and all of the following (but without duplication of any item):

(i)ad valorem taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) ad valorem taxes for the Calendar Period shall be estimated based on the last such assessment for the Mortgaged Property;

(ii)foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income;

(iii)installments of special assessments or similar charges against the

Mortgaged Property calculated on an accrual basis;

(iv)costs of utilities, air conditioning and heating for the Mortgaged Property to the extent not directly paid by lessees or tenants;

(v)maintenance and repair costs for the Mortgaged Property;

(vi)management fees provided, however, the amount of such management fees which may be charged hereunder shall not be less than the sum of four percent (4%) of the Gross Income for each applicable calendar month;

(vii)all salaries, wages and other benefits to “on‑site” employees of the Borrower (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and Borrower's property manager) employed in connection with the leasing, maintenance and management of the Mortgaged Property;

(viii)insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Mortgaged Property which was last billed to the Borrower, adjusted to an annualized premium if necessary;

(ix)to the extent not included in the Budget, costs, including leasing commissions, advertising and promotion costs, to obtain new Tenant Leases or to extend or renew existing Tenant Leases, and the costs of work performed and materials provided to ready tenant space in the Mortgaged Property for new or renewal occupancy under Tenant Leases; provided, however, such costs shall be amortized throughout the period of the primary term of the applicable Tenant Lease;

(x)outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of the Mortgaged Property; and

(xi)any payments, and any related interest thereon, to lessees or tenants of the Mortgaged Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income.

Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation and any other non‑cash deduction allowed to Borrower for income tax purposes, and (ii) costs incurred to obtain new Tenant Leases or to extend or renew existing Tenant Leases to the extent included in the Budget (i.e., leasing commissions, advertising and promotion costs, costs of work performed and material provided to ready tenant space in the Mortgaged Property).
(d)Curative Amount. In the event the Debt Coverage Ratio for any Calendar Period should be less than 1.35:1.0, and unless Borrower otherwise elects to pledge Additional Collateral as provided in Section 5.20(e) below, then, within fifteen (15) days after written notice from the

Lender to Borrower, Borrower shall prepay a portion of the Note (the “Curative Amount”) such that a minimum Debt Coverage Ratio of 1.35:1.0 or more is created based on (1) the actual Net Operating Income for the immediately preceding Calendar Period and (2) a revised Debt Service Requirement for the then current Calendar Period, determined as of the beginning of such Calendar Period, which results from a reamortization of such reduced balance of the Loan sufficient to fully amortize such Loan on a level‑payment mortgage amortization basis in 25‑years from the date of Loan Extension. Failure of Borrower to timely fund any required Curative Amount shall be deemed an “Event of Default” pursuant to this Agreement in addition to any other “Events of Default” specified herein.

(e)Pledge of Liquid Collateral. As an alternative to payment of the Curative Amount, Borrower shall be entitled, in the event the Debt Coverage Ratio for any Calendar Period should be determined to be less than 1.35:1.0, to pledge additional collateral to secure the Loan. The collateral to be so pledged to the Lender must be in the form of cash, certificates of deposit, letters of credit, stocks, bonds or other highly liquid investments acceptable in all respects to the Lender in its sole and absolute discretion (for purposes of this Agreement, the term “Additional Collateral” shall mean and refer to such additional collateral as shall be approved by the Lender and pledged pursuant to this Section 5.20[e]). The amount or value of the Additional Collateral required to be pledged shall be a function of the liquidation value of such collateral, as determined by the Lender in its reasonable discretion, and shall be such amount properly margined (i.e., the liquidation value) as would, if subtracted from the total amount of indebtedness evidenced and represented by the Note at such time, result in a Debt Coverage Ratio (calculated as provided above) equal to 1.35:1.0. In connection with such pledge of Additional Collateral, and not later than fifteen (15) days after written notice from the Lender to Borrower of Borrower's obligation to either pay the Curative Amount or to pledge the Additional Collateral, and provided that Borrower has not instead paid the Curative Amount required at that time pursuant to Section 5.20(d) above, Borrower shall execute and deliver to the Lender all pledge and security agreements, financing statements and other instruments, certificates and agreements as the Lender shall reasonably require, and shall deliver to the Lender the Additional Collateral or such instruments, certificates, acknowledgments, stock powers, authorizations, powers of attorney, consents and any and all other documentation, as executed by all appropriate parties as may be necessary to effectuate the collateral pledge and assignment of such collateral to the Lender, as the Lender and its counsel shall reasonably deem necessary or appropriate. If, after the Borrower's provision of Additional Collateral, the Debt Coverage Ratio should improve so as to be 1.35:1.0 or more for any Calendar Period (without taking into account the Additional Collateral), then Borrower shall be entitled to a release of the Additional Collateral. Borrower shall thereafter be required to either pay to Lender the Curative Amount or repledge Additional Collateral to the extent the required Debt Coverage Ratio should fail to be met during any subsequent Calendar Period and shall likewise be entitled to a re-release of any such subsequently pledged Additional Collateral consistent with the immediately preceding sentence.

5.21Mechanic's Liens. Borrower shall not install nor otherwise incorporate in the Improvements any materials, equipment or fixtures under any conditional sales agreements or security agreement whereby the right is reserved or accrued to anyone to remove or repossess any such items. Borrower shall not cause or permit any lien or claim for lien for any labor or material to be filed or to become valid or effective against the Mortgaged Property; provided, however, that the existence of any unperfected and unrecorded mechanic's lien shall not constitute a violation of this Section if payment is not yet due for the work giving rise to the lien. In the event a lien is filed against the Mortgaged Property, Borrower shall, upon the request of Lender, obtain an indemnity bond for such lien complying with the requirements of Tex. Property Code §§ 53.171 et. seq., and shall provide such bond to Lender within twenty (20) days of Lender's request unless Borrower otherwise causes such lien to be released prior to the expiration of such twenty (20) day period.

5.22Intentionally Omitted.

5.23Transfer of Ownership Interests. Except as otherwise expressly permitted by this Loan Agreement, Borrower shall not convey, transfer or assign any interest in the Mortgaged Property, or permit a change in the ownership interests in the Borrower (whether direct or indirect) or other Disposition, unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

5.24Assignment of Licenses and Permits. Borrower shall not assign or transfer any of its interest in any licenses and permits pertaining to the Project, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Mortgaged Property without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

5.25Management Agreement. No later than the first rent commencement date under a Tenant Lease, Borrower shall maintain the Management Agreement in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance of all obligations of the Manager thereunder and not permit the termination, amendment or assignment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender. No later than the first rent commencement date under a Tenant Lease, Borrower will enter and cause the Manager to enter into a subordination agreement in form and substance acceptable to Lender, subordinating the Management Agreement to the lien of the Deed of Trust. Borrower will not change the Manager or enter into any other management agreement without Lender's prior written consent, which may be in the sole and absolute discretion of Lender.

5.26Single Purpose Entity. Borrower (i) shall exist solely for the purpose of owning the Project, (ii) will conduct business only in its own name, (iii) will not engage in any business or have any assets unrelated to the Property, (iv) does not have and will not incur any indebtedness other than the Loan and trade payables incurred in the ordinary course of business and which are paid prior to the delinquency date thereof, (v) will have its own separate books, records, and accounts (with no commingling of assets), (vi) will hold itself out as being an entity separate and apart from any other entity, and (vii) will observe corporate formalities independent of any other entity.

5.27Existing Pipelines. The Environmental Report discloses that there are two pipelines on the Mortgaged Property owned by Kinder Morgan and Conoco Phillips which have been used to transport crude oil and more recently, natural gas. In the event that during development and construction of the Improvements on the Land any evidence of release of petroleum or hydrocarbons on the Land is discovered or encountered in the soil, Borrower shall (i) promptly notify Lender of such discovery, (ii) conduct any further testing of the Mortgaged Property necessary to identify the nature and extent of contamination of the Mortgaged Property by such Hazardous Substances and (iii) promptly commence and pursue without delay such corrective action as is necessary under Applicable Environmental Laws to remove and dispose of such Hazardous Substances from the Mortgaged Property in accordance with all Applicable Environmental Laws.

ARTICLE VI
ASSIGNMENTS

6.1Assignment of Construction Contract. As additional security for the payment of the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under and to each Construction Contract upon the following terms and conditions:

(a)Borrower represents and warrants that the copy of each Construction Contract the Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

(b)Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Construction Contract. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.

(c)Following any required notice and opportunity to cure, Lender shall have the right at any time thereafter (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder. LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF LENDER, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION. THIS INDEMNITY INCLUDES ANY LIABILITY ASSERTED AGAINST LENDER ON ACCOUNT OF LENDER'S NEGLIGENCE OR ALLEGED NEGLIGENCE, BUT NOT ANY LIABILITY ARISING FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney‑in‑fact effective upon the occurrence of an Event of Default, in Borrower's or Lender's name, to enforce all rights of Borrower under each Construction Contract. Such appointment is coupled with an interest and is therefore irrevocable.

(e)Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

6.2Assignment of Plans and Specifications. As additional security for the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower's right, title and interest in and to the Plans and Specifications and hereby represents and warrants to and agrees with Lender as follows:

(a)Each schedule of the Plans and Specifications for the Improvements delivered or to be delivered to Lender is and shall be a complete and accurate description of such Plans and Specifications.

(b)The Plans and Specifications for the Improvements are and shall be complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. The Plans and Specifications shall not be modified without the prior consent of Lender.

(c)Lender may use the Plans and Specifications for the Improvements for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.

(d)Lender's acceptance of this assignment shall not constitute approval of the Plans and Specifications by Lender. Lender has no liability or obligation in connection with the Plans and Specifications and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans and Specifications for the Improvements. Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower or any other party arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans and Specifications or any other requirement or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans and Specifications or any other requirement.

(e)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

6.3Assignment of Design Services Contract. As additional security for the payment of the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under and to each Design Services Contract upon the following terms and conditions:

(a)Borrower represents and warrants that the copy of each Design Services Contract the Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

(b)Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Design Services Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Design Services Contract. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.

(c)Following any required notice and opportunity to cure, Lender shall have the right at any time thereafter (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Design Services Contract or to protect the rights of Borrower or Lender thereunder. LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF LENDER, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION. THIS INDEMNITY INCLUDES ANY LIABILITY ASSERTED AGAINST LENDER ON ACCOUNT OF LENDER'S NEGLIGENCE OR ALLEGED NEGLIGENCE, BUT NOT ANY LIABILITY ARISING FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney‑in‑fact effective upon the occurrence of an Event of Default, in Borrower's or Lender's name, to enforce all rights of Borrower under each Design Services Contract. Such appointment is coupled with an interest and is therefore irrevocable.

(e)Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Design Services Contract, provided that Borrower shall not cancel or amend any Design Services Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

6.4Assignment of Proceeds. Borrower hereby further collaterally transfers and assigns to Lender and acknowledges that Lender shall be entitled to receive (i) any and all sums which may be awarded and become payable to Borrower for condemnation of all or any portion of the Mortgaged Property, or (ii) the proceeds of any and all insurance upon the Mortgaged Property (other than the proceeds of general public liability insurance).

(a)Borrower shall, upon request of Lender, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receipt for any of such insurance or condemnation proceeds.

(b)Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

(c)Any sums so received by Lender pursuant to this Section 6.4 may, in Lender's sole discretion, be provided back to Borrower for restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements in documents as Lender may require, or shall be applied to the liquidation of the Indebtedness in accordance with the provisions of Section 6.4 of the Deed of Trust; provided, however, if Lender determines that the Mortgaged Property can be restored prior to the maturity date of the Note, and no Event of Default exists, then Lender will apply the proceeds to the restoration of the Mortgaged Property.

ARTICLE VII

EVENTS OF DEFAULT

7.1Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)If Borrower shall fail, refuse, or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise and such default shall continue for a period of five (5) calendar days beyond any due date (provided, however, any default in making the payment due on the Maturity Date shall be an immediate Event of Default without any grace period).

(b)If Borrower shall fail, refuse or neglect, or cause others to fail, refuse, or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for, and such failure shall continue for a period of fifteen (15) days after receipt of written notice from Lender; provided, however, Borrower shall have the right to attempt to cure said default for up to an additional forty-five (45) days if Borrower is diligently prosecuting a cure of said default.

(c)If any representation, warranty, or statement made by Borrower, Guarantor, or others in, under, or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness.

(d)If Borrower shall default or commit an event of default under and pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property which is not cured within any notice or grace period.

(e)If Borrower (i) shall execute an assignment for the benefit of creditors or an admission in writing by Borrower of Borrower's inability to pay, or Borrower's failure to pay, debts generally as the debts become due; or (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty days after the levy; or (iii) shall allow the appointment of a receiver, trustee or custodian of Borrower or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; or (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks of the benefit or benefits of any Debtor Relief Law (as defined in the Deed of Trust), or takes any action in furtherance thereof; or (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Lender or the trustee under the Deed of Trust granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Mortgaged Property, or any part thereof, or of any significant portion of Borrower's other property and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of filing.

(f)If Borrower, any Constituent Party (as defined in the Deed of Trust), or any Guarantor, shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or become permanently disabled.

(g)If Borrower creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and subject to the right of Borrower to cure or bond over a mechanic's or materialmen's lien in accordance with this Agreement.

(h)If Borrower makes a Disposition, without the prior written consent of Lender.

(i)If any condemnation proceeding is instituted or threatened which would, in Lender's sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

(j)If the Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Lender's judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.

(k)If Lender reasonably determines that any event shall have occurred that could be expected to have a Material Adverse Effect.

(l)If Borrower abandons all or any portion of the Mortgaged Property.

(m)The occurrence of any event referred to in Sections 7.1(e) and (f) hereof with respect to any Guarantor, Constituent Party or other person or entity obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Guarantor, Constituent Party or other person or entity were the “Borrower” in such Sections).

(n)An Event of Default, as defined in any of the Loan Documents, occurs.

(o)If the construction of the Improvements are, at any time, (i) discontinued due to acts or matters within Borrower's control for a period of ten (10) or more consecutive days, (ii) not carried on with reasonable dispatch, or (iii) not completed by the Completion Date; subject, however, to Force Majeure (hereinafter defined). “Force Majeure” shall be deemed to mean that Borrower is delayed or hindered in or prevented from the performance of any act required hereunder, not the failure of Borrower, by reason of (i) inability to procure materials or reasonable substitutes thereof, (ii) failure of power, (iii) civil commotion, riots, insurrection or war, (iv) unavoidable fire or other casualty, or acts of God (v) strikes, lockouts or other labor disputes (not by Borrower's employees), (vi) restrictive governmental law or regulation, (vii) delay by Lender of any act required of it hereunder, or (viii) any other causes of a like nature to the above listed (i) through (vii). Financial inability on the part of Borrower shall not be construed a Force Majeure hereunder. Borrower agrees to use its best efforts to resume the construction of the Improvements as soon as practicable after the cause of such delay has been removed or cancelled.

(p)If Borrower is unable to satisfy any condition of Borrower's right to receive Advances hereunder for a period in excess of thirty (30) days after Lender's refusal to make any further Advances.

(q)If Borrower executes any conditional bill of sale, chattel mortgage or other security instrument covering any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or covering articles of personal property placed in the Improvements, or files a financing statement publishing notice of such security instrument, or if any of such materials, fixtures or articles are not purchased in such a manner that the ownership thereof vests unconditionally in Borrower, free from encumbrances, on delivery at the Improvements, or if Borrower does not produce to Lender upon reasonable demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles.

(r)If any levy, attachment or garnishment is issued, or if any lien for the performance of work or the supply of materials is filed, against any part of the Mortgaged Property and remains unsatisfied or unbonded following the earlier of (i) twenty (20) days after the date of filing thereof or (ii) the requesting by Borrower of an Advance.

(s)Any default by Borrower occurs under any Major Lease and continues beyond any applicable grace or cure period.

(t)The Management Agreement shall be terminated without the prior written approval of Lender.

(u)Borrower fails to make a Borrower's Deposit upon the written request of Lender within the time period required under this Agreement.

(v)If (i) any representation or warranty made by Guarantor in the Guaranty or any of the other Loan Documents is false or misleading in any material respect, (ii) Guarantor breaches any covenant of Guarantor set forth in the Guaranty which is not cured within fifteen (15) days after written notice from Lender or (iii) Guarantor breaches any of the negative covenants or financial covenants applicable to Guarantor set forth in Sections 5 and 6 of the Guaranty.

(w)Any event of default occurs under any of the Stratus Loan Documents (after expiration of any applicable grace or cure period).

7.2Remedies. Lender shall have the right, upon the happening of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications. All amounts so expended by Lender shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Lender as Borrower's true and lawful attorney‑in‑fact, with full power of substitution to complete the Improvements in the name of Borrower, and hereby empowers Lender, acting as Borrower's attorney‑in‑fact, as follows: to use any funds of Borrower, including any balance which may be held in escrow, any Borrower's Deposit and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in the manner contemplated by the Plans and Specifications; to continue all or any existing construction contracts or subcontracts; to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the work or the clearing of title; to execute all the applications and certificates in the name of Borrower which may be required by any construction contract; and to do any and every act with respect to the construction of the Improvements which Borrower could do in Borrower's own behalf. Lender, acting as Borrower's attorney‑in‑fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take such action and require such performance as is deemed necessary.

ARTICLE VIII
LENDER'S DISCLAIMERS ‑ BORROWER'S INDEMNITIES

8.1No Obligation by Lender to Construct. Lender has no liability or obligation whatsoever or howsoever in connection with the Mortgaged Property or the development, construction or completion thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as herein agreed, Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstances whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Mortgaged Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower or Guarantor to Lender nor to any other person, firm or entity without limitation. Nothing, including without limitation, any disbursement of Loan proceeds or the Borrower's Deposit nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Lender's part.

8.2No Obligation by Lender to Operate. Any term or condition of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Guarantor. Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, the Borrower's Deposit or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantor, the Mortgaged Property or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of Borrower and Guarantor, and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantor and no term or condition of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Guarantor and Lender to be other than that of borrower, guarantor and lender, and Borrower shall at all times represent that the relationship between Borrower, Guarantor and Lender is solely that of borrower, guarantor and lender. BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR GUARANTOR, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR GUARANTOR, INCLUDING WITHOUT LIMITATION ANY COST, EXPENSE OR LIABILITY RESULTING FROM ANY CLAIMS OF NEGLIGENCE OR ALLEGED NEGLIGENCE BY LENDER, BUT NOT ANY COST, EXPENSE OR LIABILITY ARISING FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.3INDEMNITY BY BORROWER. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION, ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES RESULTING FROM ANY CLAIMS OF NEGLIGENCE OR ALLEGED NEGLIGENCE BY LENDER, BUT NOT ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISING FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without intending to limit the remedies available to Lender with respect to the enforcement of its indemnification rights as stated herein or as stated in any Loan Document, in the event any claim or demand is made or any other fact comes to the attention of Lender in connection with, relating or pertaining to, or arising out of the transactions contemplated by this Agreement, which Lender reasonably believes might involve or lead to some liability of Lender, Borrower shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and the defense of any such claim or demand and pay in connection therewith any loss, damage, deficiency, liability or obligation, including, without limitation, legal fees and court costs incurred in connection therewith. In the event of court action in connection with any such claim or demand, Borrower shall assume in full the responsibility for the defense of any such action and shall immediately satisfy and discharge any final decree or judgment rendered therein. Lender may, in its sole discretion, make any payments sustained or incurred by reason of any of the foregoing; and Borrower shall immediately repay to Lender, in cash and not with proceeds of the Loan, the amount of such payment, with interest thereon at the Default Rate (as defined in the Note) from the date of such payment. Lender shall have the right to join Borrower as a party defendant in any legal action brought against Lender, and Borrower hereby consents to the entry of an order making Borrower a party defendant to any such action.

8.4No Agency. Nothing herein shall be construed as making or constituting Lender as the agent of Borrower in making payments pursuant to any construction contracts or subcontracts entered into by Borrower for construction of the Improvements or otherwise. The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Lender and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower has solely, on Borrower's own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such persons or entities or for the quality of their materials or workmanship.

ARTICLE IX
MISCELLANEOUS

9.1Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender, and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of Lender.

9.2Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define or be used in construing the text of such Articles, Sections or Subsections.

9.3Survival. The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Loan has been paid in full and shall not be affected by any investigation made by any party.

9.4APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN BORROWER AND LENDER, WHETHER IN LAW OR EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; AND VENUE IN ANY SUCH DISPUTE WHETHER IN FEDERAL OR STATE COURT SHALL BE LAID IN DALLAS COUNTY, TEXAS.

9.5Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on page 1 of this Agreement; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein.

9.6Reliance by Lender. Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

9.7Participations. Lender shall have the right at any time and from time to time to grant participations in the Loan and Loan Documents or sell or assign its interest in the Loan and the Loan Documents to a thirty party. Each participant or assignee of Lender shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, any of its principals and the Guarantor, including (without limitation) information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the participant is subject to the circular or not).

9.8Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as defined in the Deed of Trust) (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other

Loan Documents or any other communication or writing by or between Borrower and Lender related to any of the Indebtedness, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or any of the other Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate (as defined in the Deed of Trust) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or any of the other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or other Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

9.9Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

9.10Construction of Agreement. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

9.11Counterpart Execution. To facilitate execution, this Agreement may be executed in one or more counterparts as may be convenient or required, with all such counterparts collectively constituting a single instrument.

9.12JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE

NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COUNTY IN TEXAS WHERE ANY PORTION OF THE MORTGAGED PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

9.13WAIVER OF JURY TRIAL. BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

9.14USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower's name, tax identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

9.15NOTICE OF INDEMNIFICATION. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.9, 6.1, 6.3, 8.2 AND 8.3 HEREOF WHICH MAY, IN CERTAIN INSTANCES, INCLUDE INDEMNIFICATION BY BORROWER OR OTHERS AGAINST LENDER'S OWN NEGLIGENCE, BUT SAID INDEMNIFICATION DOES NOT INCLUDE INDEMNIFICATION FOR LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9.16ENTIRE AGREEMENT.  THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
The remainder of this page is blank. The signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
LENDER:
COMERICA BANK
By:/s/ Sterling J. Silver, Senior Vice President
Sterling J. Silver, Senior Vice President

BORROWER:

TRACT 107, L.L.C.,
a Texas limited liability company

By:    Circle C GP, L.L.C., a Delaware limited liability company, its Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager

By: /s/ Erin D Pickens, Senior Vice President
Erin D. Pickens, Senior Vice President

List of  Attachments:

Exhibit A ‑ Land Description
Exhibit A -1 - Site Plan
Exhibit B - Budget
Exhibit C - Intentionally Omitted
Exhibit D ‑ Affidavit of Completion
Exhibit E ‑ Subordination, Non‑Disturbance and Attornment Agreement
EXHIBIT A, Land Description - Solo Page

EXHIBIT A
Land Description
Lot 1, Parkway Village, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200900073 of the Official Public Records of Travis County, Texas.

EXHIBIT A-1
Site Plan

EXHIBIT B
Budget

EXHIBIT C
Intentionally Omitted

EXHIBIT D
Affidavit of Completion
BEFORE ME, the undersigned authority, on this day personally appeared ________________________________________ (“Affiant”), the ____________________ of Tract 107, L.L.C., a Texas limited liability company (“Owner”), known to me to be the person whose name is subscribed below, and who, being by me first duly sworn, did his oath state as follows:
1.Owner. The name and address of Owner are:
Tract 107, L.L.C.
c/o Stratus Properties Inc.
212 Lavaca Boulevard, Suite 300
Austin, Texas 78701

2.Contractor. The name and address of the original contractor (“Contractor”) are:
____________________________________
____________________________________
____________________________________
____________________________________
3.Improvements. Certain improvements (“Improvements”) were furnished under an original contract (“Contract”) between Owner and Contractor, which Improvements are generally described as follows:

4.Real Property. Owner is the owner of the real property (“Real Property”) situated in Travis County, Texas, on which the Improvements were constructed and are located, which Real Property is more particularly described as follows:
See Exhibit A attached hereto and incorporated herein by reference for all purposes.
5.Completion. The Improvements under the Contract between Owner and Contractor have been completed within the meaning of Texas Property Code §53.106(e), and the date of such completion was _________________, 201__ (“Date of Completion”).

6.Affiant. The Affiant is an authorized representative of Owner and has been duly authorized to execute this Affidavit of Completion and cause it to be recorded with the County Clerk of the county in which the Real Property is situated.

NOTICE: A CLAIMANT MAY NOT HAVE A LIEN
ON RETAINED FUNDS UNLESS THE CLAIMANT FILES
THE AFFIDAVIT CLAIMING A LIEN NOT LATER THAN
THE 30TH DAY AFTER THE DATE OF COMPLETION.

DATED as of the _____ day of __________________, 200__.
AFFIANT:
Print Name:     ,
who is an authorized representative
of Owner

SUBSCRIBED AND SWORN BEFORE ME, on this the ___ day of ______________, 200__.
[SEAL]
Notary Public, State of Texas

My Commission Expires:
_____________________                    Printed or Typed Name of Notary

EXHIBIT E
FORM OF SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT

When recorded, return to:

Thompson & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attn: Mark M. Sloan

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made this ___ day of _______________, 201___, by and among COMERICA BANK (“Lender”), ___________________________, a ________________ (“Tenant”) and TRACT 107, L.L.C., a Texas limited liability company (“Landlord”).

W I T N E S S E T H:

WHEREAS, Lender is the owner and holder of a Deed of Trust, Security Agreement and Fixture Filing (the “Security Instrument”), dated ____________, 2011, recorded as Document No. _______________ of the Real Property Records of in Travis County, Texas, covering the real property described in Exhibit A and the buildings and improvements thereon (hereinafter collectively called the “Property”) securing the payment of a promissory note in the stated principal amount of $13,664,456.00, payable to the order of Lender;

WHEREAS, Tenant is the tenant under Lease Agreement (the “Lease”) dated _________________, by and between Landlord and Tenant, covering certain property (the “Demised Premises”) consisting of a part of the Property; and

WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Landlord and Tenant hereby agree and covenant as follows:

1.    Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

2.    Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect, and (iii) Tenant attorns to Lender or a purchaser of the Property as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

3.    Attornment. If Lender shall become the owner of the Property, or if the Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument, or the Property shall be conveyed by deed in lieu of foreclosure (any of the foregoing are herein called a “Foreclosure Transfer”), the Lease shall continue in full force and effect as a direct lease between Lender or other purchaser of the Property (the “Foreclosure Transferee”), who shall succeed to the rights and duties of Landlord, and Tenant. in such event, Tenant shall attorn to the Foreclosure Transferee upon any such occurrence and shall recognize the Foreclosure Transferee as the Landlord under the Lease. such attornment shall be effective and self‑operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of the Foreclosure Transferee any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such Foreclosure Transfer or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

4.    Obligations and Remedies. If Lender shall become the owner of the Property or the Property shall be sold by reason of a Foreclosure Transfer, the Foreclosure Transferee shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if the Foreclosure Transferee had not succeeded to the interest of Landlord. upon attornment by Tenant as provided herein, the Foreclosure Transferee shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against the Foreclosure Transferee for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if the Foreclosure Transferee had not succeeded to the interest of Landlord; provided, however, that the Foreclosure Transferee shall not be liable or bound to Tenant:

(a)    for any act or omission of any prior landlord (including Landlord); or

(b)    for any offsets or defenses which the Tenant might be entitled to assert against Landlord; or

(c)    for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(d)    by any amendment or modification of the Lease made without Lender's consent; or

(e)    for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

(f)    for the payment of any tenant finish allowance or the construction of any improvements required of Landlord under the Lease in the event a Foreclosure Transferee acquires title to the Property prior to full completion and acceptance by Tenant of improvements required under the Lease; provided, however, such lack of liability on the part of Foreclosure Transferee pursuant to this subparagraph shall not affect Tenant's rights of self-help and offset or termination described in the Lease in the event of such failure to pay such tenant finish allowance or to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; or

(g)    for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

(h)    for any construction warranty made by Landlord under the Lease, except to the extent of any improvements constructed by the Foreclosure Transferee if Foreclosure Transferee acquires title to the Property prior to full completion and acceptance by Tenant of the improvements required by Landlord under the Lease and the Foreclosure Transferee elects to compete or cause the completion of such improvements.

(i)    by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership.

5.    No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

6.    Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Tenant under the Lease to Landlord.

7.    Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

8.    Rent Payment. If the Property shall be sold by reason of a Foreclosure Transfer, Tenant agrees to pay all rents directly to the Foreclosure Transferee in accordance with the Lease immediately upon notice of the Foreclosure Transferee succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any assignment of leases and rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

9.    Notice of Security Instrument. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

10.    Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Property until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

11.    Liability of Lender. If Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Property, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. further, in the event of any transfer by Lender of Landlord's interest in the Lease, Lender (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord's interest.

12.    Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) united states mail, postage prepaid, registered or certified mail, or (d) telegram or telex, addressed as follows:

To Lender:         Comerica Bank
300 W. Sixth Street, Suite 1300
MC 6571
Austin, Texas 78701
Attention: Commercial Real Estate, Sterling Silver

To Tenant:

To Landlord:            Tract 107, L.L.C.
c/o Stratus Properties, Inc.
212 Lavaca Blvd., Suite 300
Austin, Texas 78701

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

13.    No Amendment, Assignment or Subletting of Lease. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender. Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord's consent to any such action is required under the Lease.

14.    No Amendment or Termination of Lease. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender, nor shall Landlord and Tenant enter into a consensual termination of the Lease without the prior written consent of Lender.

15.    Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

16.    Successor Lender. The term “lender” as used throughout this Agreement includes any successor or assign of Lender, any affiliate of Lender acquiring the mortgaged property at foreclosure or by deed-in-lieu of foreclosure, and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

17.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective successors and assigns.

18.    Paragraph Headings. the paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

19.    Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

20.    Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Property is located and the law of the united states applicable to transactions within such state.

21.    Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this agreement had signed the same signature page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

COMERICA BANK, a Texas banking association

By: /s/ Sterling J. Silver, Sr. Vice President
Sterling J. Silver, Sr. Vice President

TENANT:

By:
Name:
Title:

LANDLORD:

TRACT 107, L.L.C.,
a Texas limited liability company

By:    Circle C GP, L.L.C., a Delaware limited liability company, Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager

By: /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

THE STATE OF TEXAS    )
)
COUNTY OF TRAVIS    )

This instrument was acknowledged before me on _________________, 201__, by Sterling J. Silver, Sr. Vice President of Comerica Bank, a Texas banking association, on behalf of said banking association.

Notary Public, State of Texas

(printed name)

My Commission Expires:

____________________

THE STATE OF ___________    )
)
COUNTY OF _____________    )

This instrument was acknowledged before me on _____________, 201__, by __________________, __________________ of _____________________, a _____________ __________________, on behalf of said _______________.

Notary Public, State of

(printed name)

My Commission Expires:

____________________

THE STATE OF TEXAS)
)
COUNTY OF TRAVIS)

This instrument was acknowledged before me on _______________, 201__, by Erin D. Pickens, Senior Vice President of Stratus Properties Inc., a Delaware corporation, Sole Member and Manager of Circle C GP, L.L.C., a Delaware limited liability company, Manager of Tract 107, L.L.C., a Texas limited liability company, on behalf of said corporation and companies.

Notary Public, State of Texas

(printed name)
My Commission Expires:

____________________.

CONSENT OF GUARANTOR

___________________________, as the Guarantor of Tenant's obligations under the Lease, joins in the execution hereof to evidence its consent to the provisions above and its agreement that, so long as Tenant shall be required to attorn to Lender or any other party pursuant to the provisions above, the Guaranty of the Lease shall survive and continue in favor of the party to whom Tenant must attorn.

By:
Name:
Title:

GUARANTOR

THE STATE OF __________    )
)
COUNTY OF _____________    )

This instrument was acknowledged before me on ________________, 200__, by __________________, __________________ of ___________________, a ________________, on behalf of said _________________.

Notary Public, State of

(printed name)

My Commission Expires:

____________________